Exhibit 10.70

TENTH AMENDMENT TO LICENSE, COLLABORATION, AND OPTION AGREEMENT

This TENTH AMENDMENT TO LICENSE, COLLABORATION, AND OPTION AGREEMENT (this

“Tenth Amendment”) is made and entered into as of May 31, 2022 (the “Tenth Amendment Effective Date”) between Sarepta Therapeutics Three LLC, a limited liability company organized and existing under the laws of the State of Delaware, United States of America, with its principal offices at 215 First Street, Cambridge, MA, 02142 (“Sarepta”) and F. Hoffmann-La Roche Ltd, a company organized and existing under the laws of Switzerland, with its principal office at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche”). Sarepta and Roche may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Sarepta and Roche entered into that certain License, Collaboration, and Option Agreement executed on December 21, 2019 and effective as of February 4, 2020 and amended October 23, 2020,

October 28, 2020, February 4, 2021, June 23, 2021, August 31, 2021, November 30, 2021, January 5, 2022, and January 28, 2022, and March 23, 2022 (the “Original Agreement”); and

WHEREAS, the Parties desire to make certain further amendments to the Original Agreement;

NOW, THEREFORE, in consideration of the promises and covenants contained in this Tenth Amendment, and intending to be legally bound, the Parties hereby agree as follows:

1.
Interpretation. Capitalized terms not defined in this Tenth Amendment have the meanings given such terms in the Original Agreement. References to Sections and Schedules herein will be to Sections and Schedules of the Original Agreement, except as otherwise noted.

2.
Amendments.

a.
Section 8.6.1 shall be deleted and replaced by the following:

Development Supply Agreement. Unless otherwise agreed by the Parties, no later than

(a)
June 30, 2022, with regards to the Lead Product, and (b) no later than nine months following the effective date of exercise of the Option with regards to every other Licensed Product to which this Article 8 (Manufacturing and Supply) applies in accordance with Section 8.1, (or such other time as agreed by each Party), the Parties will negotiate in good faith and enter into a supply agreement on reasonable and customary terms for the supply of such Licensed Product by Sarepta to Roche in the Roche Territory at the Supply Price (the “Development Supply Agreement”), and a related quality agreement, which agreements will govern the terms and conditions of the Manufacturing of such Licensed Product for Development purposes. The Parties may choose to combine into a single agreement the Development Supply Agreement and the Commercial Supply Agreement for a Licensed Product.

b.
Section 8.6.2 shall be deleted and replaced by the following:

Commercial Supply Agreement. Unless otherwise agreed by the Parties, no later than

(a)
June 30, 2022, with regards to the Lead Product, and (b) no later than twelve (12) months following the effective date of the Option Exercise with regards to every other Licensed Product to which this Article 8 (Manufacturing and Supply) applies in accordance with Section 8.1, (or such other time as agreed by each Party), the Parties will negotiate in good faith and enter into a commercial supply agreement on reasonable and customary terms for the commercial-grade supply of such Licensed Product by Sarepta to Roche in the Roche Territory at the Supply Price (the “Commercial Supply Agreement” and together with the Development Supply Agreement, the “Supply Agreements”), and a related quality agreement, which agreements will govern the terms and conditions of the Manufacturing and supply of such Licensed Product for Commercialization purposes. As noted above, the Parties may choose to combine into a single agreement the Development Supply Agreement and the Commercial Supply Agreement for a Licensed Product,

3.
Effect on Original Agreement. Except as specifically amended by this Tenth Amendment, the Original Agreement will remain in full force and effect and is hereby ratified and confirmed. Each future reference to the Original Agreement will refer to the Original Agreement as amended by this Tenth Amendment. To the extent a conflict arises between the terms of the Original Agreement and this Tenth Amendment, the terms of this Tenth Amendment shall prevail but only to the extent necessary to accomplish their intended purpose.

4.
Incorporation. Article 17 of the Original Agreement is hereby incorporated mutatis mutandis into this Amendment.

5.
Binding Effect. This Tenth Amendment will be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

6.
Authority. As of the Tenth Amendment Effective Date, each Party hereby represents and warrants that

(a) it has the power and authority to execute and deliver this Tenth Amendment, (b) the execution, delivery, and performance of this Tenth Amendment by it has been duly authorized by all requisite corporate action, and (c) this Tenth Amendment has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party and is enforceable against it in accordance with its terms.

7.
Governing Law. This Tenth Amendment and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties, will be construed under and governed by the laws of the State of New York, United States, exclusive of its conflicts of laws principles.

8.
Amendments. This Tenth Amendment may not be modified or amended, except by another agreement in writing executed by duly authorized signatories of each Party.

9.
Counterparts. This Tenth Amendment may be executed in two or more counterparts, all of which taken together will be regarded as one and the same instrument. Each Party may execute this Tenth Amendment in Adobe™ Portable Document Format (PDF) sent by electronic mail. PDF signatures of authorized signatories of the Parties will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Tenth Amendment.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties have executed this Tenth Amendment to License, Collaboration, and Option Agreement through their duly authorized representatives.

Sarepta Therapeutics Three, LLC

By: /s/ Adam Hopkin

Name: Adam Hopkin

Title: Manager

F. Hoffmann-La Roche Ltd

By: /s/ Claire Steers

Name: Claire Steers

Title: Global Alliance Director

By: /s/ Hannah Boehm

Name: Hannah Boehm

Title: Legal Counsel

[Signature Page To Tenth Amendment To License, Collaboration, and Option Agreement]